UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Staffing 360 Solutions, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

757 3rd Avenue
27th Floor
New York, NY 10017
(646) 507-5710
Dear Stockholder:
You are invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Staffing 360 Solutions, Inc. (the “Company”), which will take place on December 27, 2024, at 10:00 a.m., New York time. The Annual Meeting will be conducted in a virtual format at www.virtualshareholdermeeting.com/STAF2024.
This year’s Annual Meeting will be conducted in a virtual format only in order to provide access to our stockholders regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders of record will be able to vote and submit questions electronically prior to the Annual Meeting by visiting www.proxyvote.com, and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/STAF2024. You will also be able to dial in via telephone to ask questions during the meeting. Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received. If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number available on the virtual meeting page on the morning of the Annual Meeting.
Enclosed with this letter are your Notice of Annual Meeting of Stockholders, proxy statement and proxy card. Also provided is the Company’s 2023 Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the “2023 Annual Report”). The proxy statement describes the business that will be acted upon at the Annual Meeting. Accordingly, we urge you to review the accompanying material carefully and to promptly return the enclosed proxy card or voting instruction form. The Notice of Annual Meeting of Stockholders, our proxy statement and the 2023 Annual Report are also available at www.proxyvote.com.
Your vote is very important. Whether or not you expect to be present at the Annual Meeting, please read the enclosed proxy statement and vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting during the Annual Meeting, you may vote online or by phone, or by mail by following the instructions on the proxy card or voting instruction card you received. Voting online or by phone, written proxy, or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend the virtual meeting. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote at the Annual Meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting. On behalf of the Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the meeting.
If you plan to attend the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m., New York time. Online check-in will begin at 9:45 a.m., New York time, and you should allow ample time for the online check-in procedures.
Thank you for your ongoing support. We hope you will attend the virtual Annual Meeting.

Sincerely,

/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Meeting Date: December 27, 2024
To the Stockholders of Staffing 360 Solutions, Inc.:
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Staffing 360 Solutions, Inc. (the “Company”), will be held at 10:00 a.m. New York time on December 27, 2024, virtually over the Internet at www.virtualshareholdermeeting.com/STAF2024, for the following purposes:
(1)
to elect two Class II directors to serve until the 2026 annual meeting of stockholders and one Non-Classified director to serve until the 2025 annual meeting of stockholders, or in each case, until their respective successors have been duly elected and qualified (“Proposal 1”);

(2)	to ratify the appointment of RBSM LLP as our independent registered public accounting firm for the year ending December 28, 2024 (“Proposal 2”);
(3)
to approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (“Proposal 3”); and

(4)	to transact any other business properly brought before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Company’s Board of Directors (the “Board”) has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board recommends that you vote “FOR” each director nominee named in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3 at the Annual Meeting.
This year’s Annual Meeting will be conducted in a virtual format only in order to provide access to our stockholders regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders of record will be able to vote and submit questions electronically prior to the Annual Meeting by visiting www.proxyvote.com, and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/STAF2024, and entering the 16-digit control number included on the proxy card or on the instructions. You will also be able to dial in via telephone to ask questions during the meeting. Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.
The Board has fixed the close of business on November 14, 2024, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or at any postponement(s) or adjournment(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting.
Hard copies of this Notice of Annual Meeting of Stockholders, the proxy statement and additional proxy materials are being mailed to stockholders of record beginning on or about November 18, 2024. These materials are also available at www.proxyvote.com.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.
If your shares are registered in your name, even if you plan to attend the virtual Annual Meeting or any postponement or adjournment of the Annual Meeting, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the Annual Meeting.
If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to vote your shares at or prior to the virtual Annual Meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By order of our Board

/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer

i

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 27, 2024
This proxy statement is furnished to you by the Board of Directors (the “Board”) of Staffing 360 Solutions, Inc. in connection with the solicitation of proxies for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on the Internet at www.virtualshareholdermeeting.com/STAF2024, on December 27, 2024, at 10:00 a.m., New York time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), and at any postponement(s) or adjournment(s) thereof.
Unless the context otherwise requires, in this proxy statement, we use the terms “Staffing,” “we,” “our,” “us” and the “Company” to refer to Staffing 360 Solutions, Inc. and its subsidiaries on a consolidated basis, and we use the terms “stockholder(s)” and “holder(s) of record” to refer to holders of shares of our common stock, par value $0.00001 per share, entitled to vote at the Annual Meeting. The Company effected a 1-for-10 reverse stock split on June 25, 2024 (the “Reverse Stock Split”). All share and per share information in this proxy statement has been retroactively adjusted to reflect the Reverse Stock Split.
The executive offices of the Company are located at, and the mailing address of the Company is, 757 Third Avenue, 27th Floor, New York, New York 10017.
On or about November 18, 2024, we will begin mailing printed copies of this proxy statement, along with the Notice, the 2023 Annual Report and proxy card to our stockholders of record as of the close of business on November 14, 2024.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is a proxy?
A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares at the Annual Meeting.
What is a proxy statement?
A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we provide to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.
What am I voting on?
At this year’s Annual Meeting, you will be asked to:
(1)
elect two Class II directors to serve until the 2026 annual meeting of stockholders and one Non-Classified director to serve until the 2025 annual meeting of stockholders, or in each case, until their respective successors have been duly elected and qualified (the “Director Election Proposal” or “Proposal 1”);

(2)	ratify the appointment of RBSM LLP as our independent registered public accounting firm for the year ending December 28, 2024 (the “Auditor Ratification Proposal” or “Proposal 2”);
(3)
approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal” or “Proposal 3”); and

(4)	transact any other business properly brought before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
How can I access the virtual Annual Meeting?
A virtual meeting format offers the same participation opportunities as those opportunities available to stockholders at in-person meetings. Stockholders will be able to listen, vote, and submit questions. To participate in the Annual Meeting webcast, you must register by visiting www.virtualshareholdermeeting.com/STAF2024 on December 27, 2024, using your desktop or mobile device.

The Annual Meeting will begin promptly at 10:00 A.M., New York time, on December 27, 2024. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin 15 minutes prior to the start of the Annual Meeting. You should allow ample time to ensure your ability to access the Annual Meeting.
Are there any other matters to be acted upon at the Annual Meeting?
Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth above and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
Who is entitled to vote at the Annual Meeting, and how many votes do they have?
Stockholders of record of our common stock, par value $0.00001 per share (the “common stock”) and our Series H Convertible Preferred Stock (the “Series H Preferred Stock”) at the close of business on November 14, 2024 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, there were 1,530,738 shares of common stock and 9,000,000 shares of Series H Preferred Stock outstanding. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available online during the Annual Meeting.
Pursuant to our Amended and Restated Bylaws (the “Bylaws”), each share of our common stock is entitled to one vote on all matters listed in this proxy statement. Each holder of Series H Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series H Preferred Stock held by such holder is convertible with respect to any and all matters presented to the common stockholders for their action or consideration at the Annual Meeting. Certain holders of Series H Preferred Stock have entered into a voting rights agreement related to the Series H Preferred Stock such that such holders have agreed, at every meeting of our stockholders, and at every adjournment or postponement thereof, to appear or issue a proxy to a third party to be present for purposes of establishing a quorum, and to vote all applicable shares in favor of each matter proposed and recommended for approval by our Board either in person or by proxy, amongst other provisions. As of the Record Date, the stockholder parties to the voting rights agreement own shares of the Series H Preferred Stock convertible into an aggregate of approximately 35,002 shares of common stock, representing approximately 2.29% of our common stock outstanding at such time. The voting rights agreement will terminate on the third anniversary of the date of its effectiveness.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with Securities Transfer Corporation, our transfer agent, you are considered the stockholder of record with respect to those shares of stock, and we have sent the Notice directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.” Your broker, bank or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares.
How do I vote my shares if I am a stockholder of record?
If you are a stockholder of record, you may vote over the Internet, by telephone, by mail or during the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
•
Vote by Internet. You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 26, 2024. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

•
Vote by Telephone. You can vote by telephone by calling the toll-free telephone number found on the proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on December 26, 2024. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

•
Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

•
Vote online during the Annual Meeting. To vote online during the Annual Meeting, you must be logged in and registered to virtually attend the Annual Meeting and cast your vote before the announcement of the close of voting during the Annual Meeting. You are entitled to virtually attend the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting.

By completing and submitting the proxy card or by submitting your instructions via the Internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has appointed Brendan Flood or, in his absence, Alicia Barker, to serve as the proxy for the Annual Meeting. Submitting a proxy will not affect your right to virtually attend the Annual Meeting and change your vote online during the Annual Meeting.
How do I vote my shares if I hold my shares in “street name”?
If you hold your shares in “street name,” your broker, bank or other nominee should provide you with a request for voting instructions along with the proxy materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you sign but do not fully complete the voting instruction card, then your nominee may be unable to vote your shares with respect to the proposals for which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares during the Annual Meeting.
Can I vote my shares at the Annual Meeting?
Yes. If you are a stockholder of record, you may vote your shares at the Annual Meeting by submitting your vote electronically during the Annual Meeting.
If you hold your shares in “street name,” you may vote your shares at the Annual Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.
Even if you currently plan to attend the Annual Meeting virtually, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting virtually or are unable to attend.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of the proxy materials (consisting of this proxy statement, the accompanying Notice, our 2023 Annual Report and the proxy card or voting instruction form). For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a copy of the proxy materials, including a proxy card, for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.
How does the Board recommend that I vote my shares?
The full recommendations of our Board are set forth together with the description of each proposal elsewhere in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” the election of the directors named in the Director Election Proposal;
•	“FOR” the Auditor Ratification Proposal; and
•	“FOR” the Adjournment Proposal.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
How will my proxy vote my shares if I do not provide specific voting instructions?
If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you did not provide any voting instructions, and such shares will be voted in the following manner:
•	“FOR” the election of the directors named in the Director Election Proposal;
•	“FOR” the Auditor Ratification Proposal; and
•	“FOR” the Adjournment Proposal.
We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.
How do I change my vote?
If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•	notifying our Corporate Secretary in writing at 757 Third Avenue, 27th Floor, New York, New York 10017, that you are revoking your proxy before 5:00 p.m., Eastern Time, on December 26, 2024;
•
submitting a new proxy at a later date via the Internet, phone or by signing and delivering a new proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	virtually attending and voting online at the Annual Meeting.
If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Logging in for virtual attendance at the Annual Meeting alone will not revoke your proxy.
What constitutes a quorum?
The presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders constitutes a quorum for purposes of the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. See “What is a broker non-vote?”
If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
What is a broker non-vote?
Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Brokers are permitted to exercise discretionary voting authority only on “routine”

matters when voting instructions have not been timely received from a beneficial owner. The Auditor Ratification Proposal and the Adjournment Proposals are considered “routine matters.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on the Auditor Ratification Proposal and the Adjournment Proposal. The Director Election Proposal is not considered a “routine matter” and as such, in the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the Director Election Proposal.
Assuming a quorum is present at the Annual Meeting, what vote is required to approve each proposal and what are my voting choices with respect to each proposal?
•
Director Election Proposal. The election of our director nominees requires the approval of a majority of the votes validly cast with respect to such nominee. Accordingly, for a nominee to be validly appointed to our Board, the number of shares voted “FOR” that director nominee must exceed the number of votes cast “AGAINST” such director nominee.

For the Director Election Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN” separately for each nominee. Abstentions and broker non-votes will have no effect on this proposal.
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Auditor Ratification Proposal. The ratification of RBSM LLP as the Company’s independent registered public accountant will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the Auditor Ratification Proposal at the Annual Meeting.

For the Auditor Ratification Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN”. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposal. Abstentions will have the same effect as a vote against the Auditor Ratification Proposal.
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Adjournment Proposal. The approval of a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals, will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the Adjournment Proposal at the Annual Meeting.

For the Adjournment Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN”. Broker non-votes are not applicable to the Adjournment Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposal. Abstentions will have the same effect as a vote against the Adjournment Proposal.
How are abstentions and broker non-votes treated for purposes of the Annual Meeting?
Abstentions are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Annual Meeting. Accordingly, an abstention will have the effect of a vote against the Auditor Ratification Proposal and the Adjournment Proposal. Abstentions will have no effect on the Director Election Proposal.
Broker non-votes will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect on the Director Election Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal or the Adjournment Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposals.
Who counts the votes?
All votes will be tabulated by the inspector of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
Proxies are being solicited by the Board on behalf of the Company. Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares registered in their names, will be asked to forward solicitation material to the beneficial owners of such shares. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.
Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Annual Meeting?
No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting. Our organizational documents prohibit cumulative voting in the election of directors.
Where can I find the voting results of the Annual Meeting?
The Company expects to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Annual Meeting.
What is “householding” and how does it affect me?
With respect to eligible stockholders who share a single address, we may send only one copy of the proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive separate proxy materials in the future, he or she may contact us by sending a request to our Corporate Secretary at 757 Third Avenue, 27th Floor, New York, NY 10017. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary or by contacting us at the above address or phone number.
We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.
Who can help answer my questions?
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to contact the Company at companysecretary@staffing360solutions.com.

GOVERNANCE OF THE COMPANY
Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Delaware General Corporation Law and our organizational documents. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees comprised of certain directors.
Executive Officers and Directors
Executive officers serve at the Board’s discretion until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. For information regarding our directors’ terms of office, see “Proposal 1—Director Election Proposal.” The name, age and position of our executive officers and directors as of the Record Date are set forth below.

Name and Address	Age	Positions
Brendan Flood	60	Chairman, Chief Executive Officer, President and Director
Joe Yelenic	62	Senior Vice President, Corporate Finance (Principal Financial Officer)
Alicia Barker	54	Chief Operating Officer, Executive Vice President and Director
Melanie Grossman	57	Senior Vice President, Corporate Controller
Dimitri Villard	81	Director
Nicholas Florio	61	Director
Vincent Cebula	60	Director

Brendan Flood, Chairman, Chief Executive Officer, President and Director. Mr. Flood has been the Chairman or Executive Chairman and a Director of the Company since January 7, 2014. He assumed the role of Chairman and Chief Executive Officer (“CEO”) on December 19, 2017, and has been in the staffing industry for over 20 years. Mr. Flood joined the Company upon the sale to us of his business, Initio International Holdings Limited (“Initio”), on January 3, 2014, where he was the chairman and chief executive officer. He had previously acquired Initio as part of a management buy-out, which he led, in January 2010. Prior to Initio, Mr. Flood worked in several staffing companies, including Hudson Global Resources Inc. (“Hudson Global Resources”), which he brought to the Nasdaq National Market on April 1, 2003, as a spin-off from Monsterworldwide Inc. (“Monsterworldwide”). His experience while at Monsterworldwide included numerous M&A transactions, operational management in both London and New York, and various senior financial roles. Mr. Flood graduated from Dublin City University in Ireland with a Bachelor of Arts Degree in Accounting and Finance. Mr. Flood’s strong financial background and years of experience at major staffing firms like Monsterworldwide and Hudson Global Resources qualifies him to be the President and Chief Executive Officer and Chairman of the Board of Directors given our core business in the staffing industry. Mr. Flood has served as Chairman of the Mergers and Acquisitions Committee since its inception in October 2021.
Joe Yelenic, Senior Vice President, Corporate Finance. Mr. Yelenic joined us as a result of the acquisition of Headway on May 18, 2022. During his 18 years with Headway, he served in senior financial roles, including Director of Internal Audit and Chief Financial Officer. Mr. Yelenic was instrumental in overseeing Headway’s growth in revenues during this time. Mr. Yelenic assumed the role of President, Chief Operating Officer for Headway in January 2019. As a licensed CPA with over forty years of financial management experience, primarily in HR outsourcing and temporary staffing industries, Mr. Yelenic provides strategic financial and operational leadership in his role involving financial planning and analysis for the Company. His experience includes several M&A transactions beginning with the buyout of SPEC Group Holdings in 1994, where he helped facilitate six years of accelerated growth before its acquisition by TMP Worldwide. Mr. Yelenic graduated from Duquesne University in Pittsburgh Pennsylvania with a Bachelor of Science degree in accounting. Mr. Yelenic has served as the Company’s Senior Vice President, Corporate Finance since May 2022.
Melanie Grossman, Senior Vice President, Corporate Controller. Ms. Grossman joined the Company in November 2023. She is a CPA with 35 years of accounting and finance experience, within the financial and medical device industries. Most recently she was the Director, Controller of Vaxxinity, Inc., a biotechnology company, from May 2022 through November 2023. Previously, she was the Controller at Byram Healthcare, an Owens & Minor subsidiary from October 2016 through January 2022. Ms. Grossman graduated from the University of Buffalo in Buffalo, N.Y. with a Bachelor of Science degree in accounting and a minor in finance.

Alicia Barker, Chief Operating Officer, Executive Vice President and Director. Ms. Barker has served as a director on the Board since April 2018 and as Executive Vice President and Chief Operating Officer since July 2018. Ms. Barker brings over two decades of extensive human resources, communication and operational expertise to her role. From July 2016 to July 2018, she served as principal and owner of Act II Consulting, providing human resources consulting and professional coaching services to individuals and corporations. From May 2014 to May 2016, Ms. Barker served as senior vice president, Human Resources at Barker, a full-service advertising agency where she led talent procurement and executive development. She also previously served on the executive team as vice president, Human Resources at Hudson North America, a global talent solutions company, as vice president, Human Resources, at Grey Group, a global advertising and marketing agency, and before that, as Human Resources Director at Icon/Nicholson, which designs, develops, and produces prepackaged computer software. Over the past several years, Ms. Barker has held positions on not-for-profit boards in her local community. Ms. Barker was also solicited to be the Campaign Manager for the Mayoral Campaign in the town of Westfield, New Jersey during the 2018 election. Ms. Barker’s educational background includes a major in Communications, a SHRM-CP Certification in HR and a Professional Coaching Certification. Ms. Barker’s extensive human resources expertise qualifies her to be a director on the Board. Ms. Barker has served on the Mergers and Acquisitions Committee since its inception in October 2021.
Dimitri Villard, Director. Mr. Villard has been a director on the Board since July 2012. Mr. Villard is currently the Managing Partner at Bluefire Advisors, a business consultancy. Mr. Villard was chairman and chief executive officer of Peer Media Technologies, Inc., a public company providing cybersecurity and business intelligence, from February 2009 to December 2012. Peer Media Technologies, Inc. changed its name from ARTISTdirect, Inc. in May 2010. Prior to that, Mr. Villard served as interim chief executive officer from March 6, 2008, and as a director and chairman of the Audit Committee from January 2005 until 2012. Mr. Villard has also served as president and a director of Pivotal BioSciences, Inc., a biotechnology company, from September 1998 to August 2018. In addition, since January 1982, he has served as president and director of Byzantine Productions, Inc. Previously, Mr. Villard was a director at the investment banking firm, SG Cowen and affiliated entities, a position held from January 1997 to July 1999. From 2004 to 2008, Mr. Villard served as chairman of the board of directors of Dax Solutions, Inc., an entertainment industry digital asset management venture, and from July 2012 until September 2013, he was a member of the board of directors of The Grilled Cheese Truck Company, a public company. He has also served as a member of the executive committee of the Los Angeles chapter of the Tech Coast Angels, a private venture capital group. Mr. Villard received a Bachelor of Arts from Harvard University and a Master of Science degree from China International Medical University. He serves on the Nominating and Corporate Governance Committee, the Mergers and Acquisitions Committee and the Audit Committee and, since August 2022, as Lead Director and chairman of the Compensation and Human Resources Committee. Mr. Villard’s experience as an officer and/or director of several public companies, as well as an investment banker, qualifies him to be a director on the Board.
Nicholas Florio, Director. Mr. Florio has been a director on the Board since May 2014. Mr. Florio provides business consulting and financial advice to a variety of closely held private businesses. He is a retired audit and accounting partner for Citrin Cooperman & Company, LLP (“Citrin Cooperman”). Mr. Florio was with Citrin Cooperman for over 25 years. With over 30 years of experience in the staffing and employment arena, Mr. Florio served as the practice leader of Citrin Cooperman’s employment and staffing area. Mr. Florio’s experience in this area included providing advice on corporate structuring; design of stock incentive and deferred compensation plans; merger and acquisition due diligence and consulting; among general business and tax advice. He was also a member of the board of directors of both the New York Staffing Association (“NYSA”) and New Jersey Staffing Association and was the president of the Industry Partner Group of NYSA for over 20 years. Prior to his retirement Mr. Florio was also a long-standing member of the Citrin Cooperman’s executive committee. In January 2024, Mr. Florio joined UHY Advisors, LLC (“UHY”) as the co-Practice Leader for the firms Staffing Practice located in the Northeast Region. A graduate of Pace University, Mr. Florio is a member of the New York State Society of Certified Public Accountants as well as the American Institute of CPAs. He is the Chairman of our Nominating and Corporate Governance Committee as of August 2022 and serves on the Audit Committee, the Compensation and Human Resources Committee and the Mergers and Acquisitions Committee. Mr. Florio’s acute knowledge of financial and accounting matters, with an emphasis in the staffing industry through his role as audit and accounting partner for Citrin Cooperman, and his current advisory role at UHY, qualifies him to be a director on the Board.
Vincent Cebula, Director. Mr. Cebula has been a director on the Board since July 2021. Mr. Cebula has a decades-long and successful history as an independent director in a number of both public and private companies, operating advisor and investor in special situations, including 35 years of experience in private equity, investment banking and operational restructurings. From 2013 through 2021, Mr. Cebula was Chief Operating Officer, Co-Founder and Operating Advisor of Solace Capital Partners, L.P. an alternative asset manager focused on distressed debt and special situation investment opportunities in middle-market companies. Earlier in his career, he was Managing Director at Oaktree Capital Management, LLC and its predecessor, Trust Company of the West, and later at Jefferies Capital Partners where he was active in investing on behalf of funds representing more than $4 billion in combined capital commitments. He began his career as an investment banker at Drexel Burnham Lambert. Mr. Cebula graduated from Wharton School, University of Pennsylvania summa cum laude earning a B.S. Economics degree with concentrations in Finance and Decision Science. He currently serves as an Independent Director on the board of Independence Contract Drilling, Inc., a publicly traded oil field services company, and on the board of another private company. Mr. Cebula is the Chairman of the Audit Committee as of August 2022 and serves on the Compensation and Human Resources Committee, the Nominating and Corporate Governance Committee and the Mergers and Acquisitions Committee. Mr. Cebula’s extensive skills and experience in business and finance, including corporate governance, capital markets and tax planning, qualifies him to be a director on the Board.
Board Composition
Our Amended and Restated Certificate of Incorporation and our Bylaws provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. The size of our Board has been fixed to six directors. Subject to any rights applicable to any then outstanding shares of preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. Our Board is classified into three classes, designated Class I, Class II and Non-Classified. Class I and Class II directors have a term of two years or until such director’s successor is duly elected or qualified. Non-Classified Directors serve a term of one-year or until such director’s successor is duly elected or qualified. The terms of the Class II directors and the Non-Classified director expire at this Annual Meeting, and the term of Class I directors will expire at the Company’s annual meeting of stockholders to be held in 2025.
Board Meetings; Annual Meeting Attendance
The Board convened 19 times during the year ended December 30, 2023 (“Fiscal 2023”). Each director attended 100% of the total number of meetings of the Board held in Fiscal 2023. Directors are encouraged, but are not required, to attend our annual meeting of stockholders. At our 2023 annual meeting of stockholders held on December 27, 2023, all directors were in attendance virtually.
Independence of Directors
In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. After considering all relevant facts and circumstances, the Board has determined that each of Messrs. Villard, Florio, and Cebula is independent within the definition of independence under Nasdaq Listing Rules. In making this determination, the Board considered, among other things, (i) relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and described under “Governance of the Company—Related Party Transactions” beginning on page 7 and (ii) other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none. If all of the director candidates nominated for election at the Annual Meeting are elected, our Board will consist of a majority of three independent directors out of a total of five directors on our Board.
Committees of the Board
Our Board currently has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Nominating and Corporate Governance Committee, and the Mergers and Acquisitions Committee, each of which is described below. All standing committees operate under a charter that has been approved by the Board. Copies of the charters of the Audit Committee, Compensation and Human Resources Committee, Nominating and Governance Committee, and the Mergers and Acquisitions Committee can be found on our Internet site www.staffing360solutions.com.

Audit Committee. On April 30, 2014, the Board designated an Audit Committee (the “Audit Committee”) in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is composed of Messrs. Vincent Cebula (Chairman), Nicholas Florio and Dimitri Villard. Our Board has determined that each member of our Audit Committee is an independent director under current Nasdaq rules and Rule 10A-3 under the Exchange Act, and that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our financial statements. Our Board has also determined that Mr. Cebula qualifies as an Audit Committee “financial expert” as defined in Item 407(d)(5) of Regulation S-K and that he has accounting or related financial management expertise as required under the applicable Nasdaq rules. The Audit Committee formally met 8 times during Fiscal 2023. Until August 2022, Mr. Florio served as the Chairman of the Audit Committee. Mr. Cebula has served as Chairman of the Audit Committee since August 2022.
The purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s financial reporting and systems of internal accounting control, (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm, and (3) the Company’s compliance with legal and regulatory requirements.
Our Audit Committee’s primary responsibilities and obligations are set forth in the charter of the Audit Committee and include, among other things:
•	appointing, compensating, retaining and overseeing the work of the independent auditor;
•
pre-approving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor and establishing policies and procedures for the engagement of the independent auditor to provide auditing and permitted non-audit services;

•
reviewing the annual audited financial statements, quarterly financial statements, quarterly earnings announcements and other public announcements regarding our results of operations with management and the independent auditor;

•	reviewing and approving all related party transactions;
•	reviewing major changes to our accounting and auditing principles and practices as suggested by management or the independent auditor;
•
meeting periodically with management to review our major financial and business risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•
obtaining and reviewing, at least annually, a report by the independent auditor describing the independent auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

•	considering and evaluating, at least annually, the independence of the independent auditor;
•
receiving reports from our independent auditor and management regarding, and reviewing the adequacy and effectiveness of our internal controls over financial reporting and disclosure controls and procedures; and

•
establishing procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation and Human Resources Committee. On April 30, 2014, the Board designated a Compensation and Human Resources Committee (the “Compensation and Human Resources Committee”). Our Compensation and Human Resources Committee is composed of Messrs. Dimitri Villard (Chairman), Vincent Cebula and Nicholas Florio. Pursuant to its charter, the Compensation and Human Resources Committee shall be comprised of at least two “independent” members of the Board who shall also satisfy such other criteria imposed on members of the Compensation and Human Resources Committee pursuant to the federal securities laws and the rules and regulations of the SEC and Nasdaq. With regards to the Compensation and Human Resources Committee, the term “independent” refers to a member of the Compensation and Human Resources Committee who (i) meets the definition of “independence” under the rules and regulations of the SEC and Nasdaq, (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and (iii) is an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation and Human Resources Committee formally met three times during Fiscal 2023. Until August 2022, Mr. Jeff Grout served as the Chairman of the Compensation and Human Resources Committee. Mr. Villard has served as Chairman of the Compensation and Human Resources Committee since August 2022.
Our Compensation and Human Resources Committee’s primary responsibilities and obligations are set forth in the charter of the Compensation and Human Resources Committee and include, among other things:
•	reviewing and determining the compensation of our executive officers and our compensation philosophy;
•	administering our equity incentive and bonus plans;
•	reviewing and approving incentive compensation and equity plans;
•	reviewing and evaluating the performance of our executive officers; and
•	reviewing and approving the design of other benefit plans pertaining to our executives and employees.
Pursuant to the Compensation and Human Resources Committee Charter, the Compensation and Human Resources Committee may delegate authority and assign responsibility with respect to its functions to such officers of the Company, or committees comprised of such persons, as it may deem appropriate from time to time, or to a subcommittee of the Compensation and Human Resources Committee. We did not engage any consultants in determining or recommending the amount or form of executive officer and director compensation during Fiscal 2023.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) was formed on April 30, 2014. The committee is composed of Messrs. Nicholas Florio (Chairman), Dimitri Villard and Vincent Cebula. The Nominating and Corporate Governance Committee shall be comprised of at least two “independent” members of the Board as defined by the rules and regulations of the SEC and Nasdaq. All current members of the Nominating and Corporate Governance Committee are independent within this definition. Until August 2022, Mr. Villard served as the Chairman of the Nominating and Corporate Governance Committee. Mr. Florio has been serving as Chairman of the Nominating and Corporate Governance Committee since August 2022. Our Nominating and Corporate Governance Committee did not formally meet during Fiscal 2023. Our Nominating and Corporate Governance Committee’s primary responsibilities and obligations are set forth in the charter of the Nominating and Corporate Governance Committee and include, among other things:
•
recommending, based on criteria established by the Nominating and Corporate Governance Committee, to the Board candidates for election or reelection to the Board at each annual meeting of stockholders of the Company or any other meeting of our stockholders where the election of a class of directors is to be considered;

•	recommending to the Board candidates for election by the Board to fill vacancies occurring on the Board;
•	considering stockholders’ nominees in accordance with applicable rules and regulations and developing procedures regarding the stockholder nomination process;
•	evaluating and making recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees;
•	developing and recommending to the Board from time to time corporate governance guidelines applicable to us and administering our existing governance policies, including its Code of Ethics; and
•	reviewing any issues relating to conflicts of interests.
Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee of the Board (the “M&A Committee”) was formed on October 22, 2021. The committee is composed of Brendan Flood (Chairman), Vincent Cebula, Nicholas Florio, Dimitri Villard and Alicia Barker. Pursuant to the charter of the M&A Committee, the M&A Committee shall be comprised of at least two “independent” members of the Board as defined by the rules and regulations of the SEC and Nasdaq. The M&A Committee did not formally meet during Fiscal 2023.

The purpose of the M&A Committee is to assist the Board in (i) reviewing and recommending merger and acquisition transactions, including financing, proposed by the Company’s management; (ii) reviewing and recommending strategic investment transactions and dispositions of material assets proposed by the Company’s management; (iii) proposing the assessment of potential acquisitions and mergers; and (iv) performing and carrying out the other duties set forth in the charter of the M&A Committee.
Our M&A Committee’s primary responsibilities and obligations are to:
•	Review our strategy regarding mergers, acquisitions, and dispositions with management.
•	Recommend acquisition targets, strategies, and dispositions of material assets to the Board, as appropriate.
•
Provide the Board with such additional information and materials as appropriate to assist the Board in its evaluation, understanding, or oversight of any proposed merger, acquisition, investment, or disposition.

•
Report regularly to the Board following meetings of the M&A Committee, with respect to such matters as are relevant to the M&A Committee’s discharge of responsibilities, and with updated status of all proposed acquisitions, divestitures and investments as the M&A Committee may deem appropriate.

•	Retain outside legal or other consultants or advisors as may be appropriate to assist the M&A Committee’s performance of its functions, or to advise or inform the M&A Committee.
•	Have all such other rights and powers as may be lawfully delegated to it by the Board.
Policies with Regard to Stockholder Recommendations
The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should be accompanied by the information that is specified in the Bylaws, including the candidate’s name, biographical information, information regarding any relationships between the candidate and us within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:
Staffing 360 Solutions, Inc.
757 Third Avenue
27th Floor
New York, NY 10017
Attention: Corporate Secretary
In addition, the Bylaws permit stockholders to nominate directors for consideration at an annual meeting of the stockholders. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. The exclusive means by which a stockholder may nominate a director pursuant to the Bylaws shall be by delivery of a notice to the Secretary setting forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Company which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Company owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (e) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the Board, if elected. In addition, any stockholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant the Bylaws. A stockholder intending to nominate one or more candidates for election as directors must comply with the advance notice bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting.
Board Leadership Structure and Risk Oversight
Our Chairman of the Board (the “Chairman”), who also serves as our President and CEO, presides at all meetings of the Board. Dimitri Villard has been serving as our lead independent director since August 2022. Our lead independent director chairs the executive sessions of our Board meetings; provides feedback to the Chairman and Chief Executive Officer; if appropriate, and in coordination with executive management, is available for consultation and direct communication with major stockholders; and leads the Board’s evaluation of the Chairman and Chief Executive Officer. We have a chair for each committee of our Board, all of whom are independent directors except for Mr. Flood, who serves as the Chairman of the M&A Committee. The chairs of each committee report on the activities of their committees in fulfilling their responsibilities at the meetings of our Board.
Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:
•	Full Board – Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.
•
Audit Committee – Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Compensation and Human Resources Committee – Risks and exposures associated with leadership assessment and compensation programs and arrangements, including incentive plans.
•	Nominating and Corporate Governance Committee – Risks and exposures relating to corporate governance and management and director succession planning.
•	Mergers and Acquisitions Committee – Risks and exposures associated with mergers, acquisitions, investments, and dispositions.
Director Qualifications and Board Diversity Matrix
Our Board and our Nominating and Corporate Governance Committee seek independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In evaluating potential Board candidates, our Board and our Nominating and Corporate Governance Committee consider, among other things, the level of relevant experience, financial literacy, business acumen of the candidate and the candidate’s independence from the Company in light of the current makeup and independence of the Board. We aim to maintain a Board consisting of at least a majority of independent directors. Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee and the Board, have had significant decision-making responsibility, and have business, legal or academic experience, including experience in disciplines relevant to our businesses, and who will represent the best interests of the stockholders as a whole rather than special interest constituencies. The Nominating and Corporate Governance Committee and the Board will also consider the nominee’s willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring of experience and viewpoints of Board members.
We have no formal policy regarding Board diversity. In evaluating nominations to the Board, the Nominating and Corporate Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. The Nominating and Corporate Governance Committee also takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

The current director candidates were recommended by the Nominating and Corporate Governance Committee and nominated by the full Board.
Rule 5605 of the Nasdaq Stock Market (the “Nasdaq Board Diversity Rule”), which was approved by the SEC on August 6, 2021, is a disclosure standard designed to encourage a minimum board diversity objective for companies and provide stakeholders with consistent, comparable disclosures concerning a company’s current board composition. This rule requires companies listed on the Nasdaq exchange to: (1) publicly disclose board-level diversity statistics using a standardized template; and (2) have or explain why they do not have at least two diverse directors. In alignment with the Diversity Objective described in section 5605(f) of the Nasdaq Board Diversity Rule, as a Smaller Reporting Company (as defined in Rule 12b-2 under the Exchange Act), we set an objective to have at least two members of the Board who self-identify as diverse (as defined in section 5605(f)(1) of the Nasdaq Board Diversity Rule), including at least one diverse director who self-identified as female. As per the Nasdaq Board Diversity Rule, the second director may include an individual who self-identifies as one or more of the following: female, LGBTQ+, or an underrepresented minority.
Our current Board composition is reflected in the following matrix:

Board Diversity Matrix for Staffing 360 Solutions, Inc.
Total Number of Directors	As of November 14, 2024				As of November 14, 2023
	5				5
Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	1	4			1	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx		1				1
Native Hawaiian or Pacific Islander
White		5				5
Two or More Races or Ethnicities		1				1
LGBTQ+
Did Not Disclose Demographic Background

Director Resignation Policy
Pursuant to the Bylaws, we have adopted a director resignation policy which provides that our Board shall only nominate individuals for election or re-election to our Board if such individuals agree in advance to tender irrevocable resignations that become effective upon (i) the failure to receive the requisite vote for re-election at the next annual meeting of stockholders at which they face re-election and (ii) Board acceptance of such resignation. In the event that an incumbent director fails to receive the requisite vote for re-election to the Board, our Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, and the applicable director will abstain from participating in any decision as to his or her resignation.
Involvement in Certain Legal Proceedings
There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.
Family Relationships
There are no family relationships among any of our executive officers or any of our directors.

Code of Ethics
We have adopted a Code of Ethics and Whistleblower Policy that apply to our executive officers, directors, employees and our subsidiaries.
We have posted our Code of Ethics and our Whistleblower Policy on our website at https://www.staffing360solutions.com
/cm/investors/corporate-governance. In the event that we make any amendments to, or grant any waivers of, a provision of our code of ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on our website.
Policy on Trading, Pledging and Hedging of Company Stock
We maintain an insider trading policy that, among other things, prohibits all officers, including our named executive officers, directors and employees from engaging in “hedging” transactions with respect to our securities. This includes short sales, hedging of share ownership positions, transactions in straddles, collars or other similar risk reduction or hedging devices, and transactions involving derivative securities relating to our common stock. In addition, they are also prohibited from pledging our securities.
Conflicts of Interest
Members of our executive management team are required by their respective employment agreements with the Company to devote substantially all of their business time to our affairs. However, our directors are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as directors on the Board. Although the directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.
Our directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their Board duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to the attention of our directors and may relate to our business operations. Our directors are, so long as they are our directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement would be a breach of the fiduciary duties of the director. If we or the companies with which the directors are affiliated both desire to take advantage of an opportunity, then said directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so.
Our officers are, so long as they remain officers, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us exclusively during the term of their employment, and offered first to us on a right of first refusal basis for one year after any termination. A breach of this requirement would be a breach of the fiduciary duties of the officer and a breach of his or her employment agreement. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.
Communications with the Board
Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board (or a particular member or committee thereof) at 757 Third Avenue, 27th Floor, New York, NY 10017.
These communications will be reviewed by the office of the President who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. The Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. At each meeting of the Board, the Corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.
To our knowledge, based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to us, we believe that all directors, officers and persons beneficially owning greater than 10% of the Company’s equity securities timely filed reports required by Section 16(a) of the Exchange Act during Fiscal 2023.
Related Party Transactions
Review, Approval or Ratification of Transactions with Related Persons. Pursuant to our Audit Committee charter, our Audit Committee is responsible for reviewing and approving all related party transactions, including those required to be disclosed as a “related party transaction” under applicable federal securities laws. The Audit Committee has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Audit Committee, the Company expects that the Audit Committee would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Audit Committee would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.
Summary of Related Party Transactions. There have been no transactions occurring since January 1, 2023, or any currently proposed transactions to which we were a party and in which the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at December 30, 2023, and December 31, 2022, and in which any related person had or will have a direct or indirect material interest, excluding executive compensation arrangements described elsewhere herein. Under SEC regulations, a related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation Overview
The compensation program for our executive officers, as presented in the summary compensation table below, is administered by our Board and our Compensation and Human Resources Committee. The intent of our compensation program is to align our executives’ interests with those of our stockholders, while providing reasonable and competitive compensation.
The purpose of this executive compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individual who served as our principal executive officer during Fiscal 2023; (ii) our two most highly compensated executive officers, other than the individual who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 30, 2023, with compensation during Fiscal 2023 of $100,000 or more; and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on December 30, 2023. We refer to these individuals as our “named executive officers.” For Fiscal 2023, our named executive officers and the positions in which they served are:
•	Brendan Flood, our Chairman and Chief Executive Officer;
•	Joe Yelenic, our Senior Vice President of Corporate Finance; and
•	Alicia Barker, our Chief Operating Officer.
The named executive officers, including our Chief Executive Officer, do not participate in any part of the process of reviewing and setting their own compensation levels. The Chief Executive Officer acts in an advisory capacity in setting compensation for executives other than himself and defers to the decisions of the Compensation and Human Resources Committee.
For Fiscal 2023, the compensation of our named executive officers consisted of salary, an annual cash bonus and equity awards, as well as benefits such as medical coverage, life insurance and 401(k) contributions.
All amounts presented in this section are in whole dollar amounts. All compensation amounts presented in British pounds have been translated using the foreign currency average exchange rates, unless otherwise indicated.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Brendan Flood Chairman and Chief Executive Officer	2023	529,198	403,448	49,862	—	24,664	1,007,172
	2022	503,000	300,000	30,192	327,669	29,345	1,190,206
Alicia Barker Chief Operating Officer	2023	325,000	243,750	49,862	—	29,657	648,269
	2022	275,018	217,513	34,206	—	28,385	555,122
Joe Yelenic(6) Senior Vice President of Corporate Finance	2023	320,000	—	—	—	—	320,000
	2022	200,000	99,000	—	—	—	299,000

(1)
On January 27, 2022, Board approved, following the recommendation made by the Compensation and Human Resources Committee, the payment of an exceptional bonus equal to $500,000, less all applicable withholdings and deductions, to Mr. Flood for the year ended January 1, 2022 (the “2021 Flood Bonus” and such fiscal year, “Fiscal 2021”), payable at Mr. Flood’s election in (i) a lump-sum cash payment; (ii) shares of our common stock, provided the common stock’s fair market value (determined in accordance with the 2021 Plan (as defined herein)) at the time of such election was at least $1.00 per share; or (iii) in a combination of cash and common stock, subject to the restrictions described in (ii) above, with such bonus to be paid to Mr. Flood as soon as administratively practicable in the 2022 calendar year; provided, however, that if due to our cash position, we were unable to pay the 2021 Flood Bonus to Mr. Flood by December 31, 2022, then the 2021 Flood Bonus would be paid to Mr. Flood, effective as of December 31, 2022, in shares of common stock, determined based on the common stock’s fair market value on the last trading day of the 2022 calendar year and irrespective of the restrictions described in (ii) above, and provided further that, in the event the fair market value of the common stock as of the last trading day of the 2022 calendar year was less than $1.00 per share, then the number of shares of common stock issued to Mr. Flood as of December 31, 2022 would not exceed 500,000 shares of common stock. On December 30, 2022, the last trading day of the 2022 calendar year, the fair market value of our common stock was $2.82 per share and on February 2, 2023, 177,305 shares were issued to Mr. Flood pursuant to the 2021 Flood Bonus.

(2)
Represents the amount recognized for financial statement reporting purposes in accordance with ASC Topic 718. Stock awards vest in full on the third anniversary of the grant date, and the value of stock award is based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of restricted shares by the Company’s stock price on the date of issuance.

(3)
On each of February 1, 2023, May 24, 2023, and August 1, 2023, both Mr. Flood and Ms. Barker were issued 10,000 shares for board services at $3.13, $1.05 and $0.81 per share, respectively. On January 27, 2022, Mr. Flood was granted 50,000 options expiring in 5 years. On December 28, 2022, Mr. Flood was issued 10,000 shares for board services at $3.02 per share. On January 11, 2022, April 12, 2022, and December 28, 2022, Ms. Barker was issued 200 shares at $9.65, 200 shares at $7.40 and 10,200 shares at $3.02, respectively.

(4)
In accordance with SEC rules, this column reflects the aggregate fair value of the five (5) year option awards totaling $327,669 granted January 22, 2022, in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for share-based compensation transactions.

(5)	Includes vacation pay, car allowance, 401(k) match, pensions and life insurance premiums.
(6)	On November 4, 2022, the Board appointed Mr. Joe Yelenic, Senior Vice President, Corporate Finance, as our principal financial officer.
Employment Agreements
The Flood Employment Agreement
On January 3, 2014, in connection with our acquisition of Initio, we entered into a services agreement (the “Flood Employment Agreement”) with Brendan Flood. Pursuant to the Flood Employment Agreement, Mr. Flood initially served as Executive Chairman of the Board. Mr. Flood was initially paid a salary of £192,000 per year, less statutory deductions, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage for his roles with both us and our U.K. subsidiary. Under the Flood Employment Agreement, Mr. Flood’s salary is required to be adjusted (but not decreased) annually in connection with the CPI Adjustment (as defined in the Flood Employment Agreement). Mr. Flood is also entitled to an annual bonus of up to 50% of his annual base salary based on reaching certain financial milestones. Additionally, Mr. Flood was entitled to a gross profit appreciation participation, which entitled the participants to 10% of Initio’s “Excess Gross Profit,” which is defined as the increase in Initio gross profits in excess of 120% of the base year’s gross profit, up to $400,000. Mr. Flood’s participating level was 62.5%. On May 29, 2015, the Gross Profit Appreciation Bonus associated with this employment agreement was converted into 1,039,380 shares of Series A Preferred Stock. On January 8, 2021, all of his Series A Preferred Stock were converted into 4,510 shares of our common stock.
The Flood Employment Agreement automatically renews annually unless 12 months’ written notice is provided by either party. It also includes customary non-compete/solicitation language for a period of 12 months after termination of employment, and in the event of a change in control, we may request that Mr. Flood continue employment with the new control entity. Effective January 1, 2020, Mr. Flood’s salary increased to $503,000 per year and his bonus was increased to up to 75% of his annual base salary. Effective April 1, 2023, Mr. Flood’s salary was increased to $538,000 per year. All other terms of the Flood Employment Agreement remained unchanged.
The Barker Employment Agreement
We entered into an employment agreement with Alicia Barker that appointed her as our Chief Operating Officer effective July 1, 2018 (the “Barker Employment Agreement”). Ms. Barker also serves as a director of the Board and receives stock compensation for her service as a director on the Board.
Under the terms of the Barker Employment Agreement, Ms. Barker received an annual base salary of $250,000 until December 31, 2022, and is entitled to receive an annual performance bonus of up to 75% of her base salary based on the achievement of certain performance metrics. Ms. Barker’s base salary is required to be reviewed by the Board on an annual basis and may be increased, but not decreased, in its sole discretion. Ms. Barker is also entitled to reimbursement of certain out-of-pocket expenses incurred in connection with her services to the Company and to participate in the benefit plans generally made available to other executives of the Company. Effective January 1, 2023, Ms. Barker’s salary was increased to $325,000 per year.
In the event Ms. Barker is terminated without cause or for good reason (as such terms are defined in the Barker Employment Agreement), she is entitled to receive (subject to certain requirements, including signing a general release of claims): (i) any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date; (ii) severance pay in an amount equal to 12 months’ base salary; and (iii) any earned but unpaid performance bonus. In the event Ms. Barker is terminated for cause or without good reason, she is only entitled to receive any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date.

The Barker Employment Agreement also contains customary confidentiality, non-solicitation and non-disparagement clauses.
The Yelenic Employment Agreement
We entered into an employment agreement with Joe Yelenic that appointed him as our Senior Vice President, Corporate Finance effective April 18, 2022 (the “Yelenic Employment Agreement”).
Under the terms of the Yelenic Employment Agreement, Mr. Yelenic currently receives an annual base salary of $320,000 and is entitled to receive an annual performance bonus of up to $140,000 based on the achievement of certain performance metrics. The Yelenic Employment Agreement will continue in effect unless terminated by either party upon written notice provided of not less than six months. Mr. Yelenic is also entitled to reimbursement of certain out-of-pocket expenses incurred in connection with his services to the Company and to participate in the benefit plans generally made available to other executives of the Company.
In the event Mr. Yelenic is terminated without cause or for good reason (as such terms are defined in the Yelenic Employment Agreement), he is entitled to receive (subject to certain requirements, including signing a general release of claims) (i) any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through his termination date and (ii) any earned but unpaid performance bonus. In the event Mr. Yelenic is terminated for cause or without good reason, he is only entitled to receive any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through his termination date.
The Yelenic Employment Agreement also contains customary confidentiality, non-solicitation and non-disparagement clauses.
Outstanding Equity Awards at December 30, 2023
The following table sets forth information concerning the outstanding equity awards that have been previously awarded to each of the named executive officers for Fiscal 2023.

	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Option awards
Brendan Flood(1)	5(2)	—	5	30,000	03/01/2025
	16(3)	—	16	4,050	02/28/2027
	5,000(4)	—	5,000	78.00	01/27/2027
Joe Yelenic	—	—	—	—	—
Alicia Barker	—	—	—	—	—

(1)	These options are fully vested, were issued pursuant to the 2014 Plan (as defined herein) and are exercisable for a period of 10 years from the date of grant.
(2)	These options are fully vested, were issued pursuant to the 2015 Plan (as defined herein) and are exercisable for a period of 10 years from the date of grant.
(3)	These options are fully vested, were issued pursuant to the 2016 Plan (as defined herein) and are exercisable for a period of 10 years from the date of grant.
(4)	These options are fully vested, were issued pursuant to the 2021 Plan (as defined herein) and are exercisable for a period of 5 years from the date of grant.

Compensation of Directors
The following table provides compensation information for each member of our Board during Fiscal 2023:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brendan Flood(2)	—	49,862	49,862
Dimitri Villard(3)	100,000	47,899	147,899
Nicholas Florio(4)	100,000	39,799	139,799
Alicia Barker(5)	—	49,862	49,862
Vincent Cebula(6)	100,000	47,899	147,899
Jeff Grout(7)	25,000	39,799	64,799

(1)
We account for stock-based instruments issued to employees in accordance with ASC Topic 718. Stock awards vest in full on the third anniversary of the grant date, and the value of stock award is based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of restricted shares by our stock price on the date of issuance. We issued these shares under our 2021 Omnibus Incentive Plan, whereby these shares vest on the third anniversary of the date of grant. A nonemployee who sits on the Board and is compensated by us solely for the individual’s role as a director will be treated as an employee under ASC 718.

On January 13, 2023 and May 24, 2023, Mr. Flood, Mr. Villard, Mr. Florio, Ms. Barker, Mr. Cebula and Mr. Grout were issued 1,000 shares at $29.30 and 1,000 shares at $10.50, respectively.
On August 1, 2023, Mr. Flood, Mr. Villard, Ms. Barker and Mr. Cebula were issued 1,000 shares at $8.10.
(2)
Mr. Flood does not receive any cash compensation for his service as a director. Beginning in the fourth quarter of 2022, Mr. Flood received 1,000 shares per quarter for his service as a director. For information concerning Mr. Flood’s compensation as our President and Chief Executive Officer, please see “Compensation of Executive Officers—Summary Compensation Table”.

(3)
In August 2022, Mr. Villard was named the lead independent director of the Board. Mr. Villard formerly served as Chairman of the Nominating and Corporate Governance Committee from May 2014 to July 2022. Mr. Villard has been a member of the Audit Committee and of the Compensation and Human Resources Committee since May 2014. As a member of our Board, Mr. Villard receives an annual payment of $100,000, effective July 1, 2021, payable in monthly installments of $8,333. In addition, for his services as a Board and committee member, Mr. Villard received 1,000 common shares per quarter. During Fiscal 2023, Mr. Villard received 3,000 shares of restricted common stock valued at $47,899 for his services as a Board and committee member. As of December 30, 2023, Mr. Villard held 1,157 shares of common stock from stock awards and options representing the right to purchase 2 shares of common stock.

(4)
In August 2022, Mr. Florio was named the Chairman of the Nominating and Corporate Governance Committee Mr. Florio formerly served as Chairman of the Audit Committee from May 2014 to July 2022. Mr. Florio has been a member of each of the Audit and Corporate Governance Committee and of the Compensation and Human Resources Committee since May 2014. As a member of our Board, Mr. Florio receives an annual payment of $100,000, effective July 1, 2021, payable in monthly installments of $8,333. In addition, for his services as a Board and committee member, Mr. Florio received 1,000 common shares per quarter. During Fiscal 2023, Mr. Florio received 2,000 shares of restricted common stock valued at $39,799 for his services as a Board and committee member. As of December 30, 2023, Mr. Florio held 1,163 shares of common stock from stock awards and options representing the right to purchase 2 shares of common stock. At the request of Mr. Florio, all cash payments, common stock issuances and stock option issuances have been made in the name of Citrin Cooperman & Company, LLP. As of December 30, 2023, Mr. Florio, in the name of Citrin Cooperman, held 1,163 shares of common stock from stock awards and options representing the right to purchase 17 shares of common stock.

(5)
As a non-independent director, Ms. Barker receives equity compensation but is not entitled to cash compensation for services as a director. For her services as a director, Ms. Barker received 1,000 common shares per quarter. During Fiscal 2023, Ms. Barker received 3,000 shares of restricted common stock valued at $49,862 for her services as a Board and committee member. As of December 30, 2023, Ms. Barker held 1,280 shares of common stock from stock awards and options representing the right to purchase 2 shares of common stock. For information concerning Ms. Barker’s compensation as our Chief Operating Officer, please see “Executive and Director Compensation-Summary Compensation Table”.

(6)
On July 29, 2021, Mr. Cebula was appointed to the Board as a Class I director, to fill a vacancy as a result of the increase in the size of the Board from five to six persons. In August 2022, Mr. Cebula was named Chairman of the Audit Committee. As a member of our Board, Mr. Cebula receives an annual payment of $100,000, effective July 1, 2021, payable in monthly installments of $8,333. In addition, for his services as a Board and committee member, Mr. Cebula received 1,000 common shares per quarter. During Fiscal 2023, Mr. Cebula received 3,000 shares of restricted common stock valued at $47,899 for his services as a Board and committee member. As of December 30, 2023, Mr. Cebula held 4,080 shares of common stock from stock awards.

(7)
As a member of our Board, Mr. Grout received an annual payment of $100,000, effective July 1, 2021, payable in monthly installments of $8,333. In addition, for his services as a Board and committee member, Mr. Grout received 20 shares of restricted common stock per quarter for the first three quarters of 2022. Effective October 1, 2022, the shares of restricted stock per quarter increased to 1,000 shares. During the year ended December 31, 2022 (“Fiscal 2022”), Mr. Grout received 1,060 shares of restricted common stock valued at $34,214 for his services as a Board and committee member. As of December 31, 2022, Mr. Grout held 1,159 shares of common stock from stock awards and options representing the right to purchase 17 shares of common stock.

On July 13, 2023, Mr. Grout tendered his resignation from the Board and all committees thereto in connection with his retirement, effective as of the same date.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of December 30, 2023, about the common stock that may be issued upon the exercise of outstanding options, warrants and rights under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercising outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	14,873	$103.80	35,128
Equity compensation plans not approved by security holders(1)	57	$33,180	—

(1)	At December 30, 2023, we had two equity compensation plans, the 2014 Equity Incentive Plan and the 2015 Omnibus Incentive Plan, not approved by security holders, which are more fully described below.
2014 Equity Incentive Plan
On January 28, 2014, the Board adopted the 2014 Equity Incentive Plan (the “2014 Plan”). Under the 2014 Plan, we may grant options to employees, directors, senior management and, under certain circumstances, consultants. The purpose of the 2014 Plan is to secure and retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. A maximum of 834 shares of common stock has been reserved for issuance under the 2014 Plan (adjusted for the Reverse Stock Split). The 2014 Plan expires on January 28, 2024. As of the Record Date, we had issued 834 options and shares of common stock pursuant to the 2014 Plan and therefore there are no remaining shares eligible to be issued under the 2014 Plan.
The authority to administer the 2014 Plan currently resides with the Compensation and Human Resources Committee.
Transferability
Option awards are not transferable other than by will or by the laws of descent and distribution unless otherwise provided in the individual option agreement.
Change of Control Event
In the event of a change in control, then, without the consent or action required of any holder of an option award (in such holder’s capacity as such):
(i)
Any surviving corporation or acquiring corporation or any parent or affiliate thereof, as determined by the Board in its discretion, will assume or continue any option awards outstanding under the plan in all or in part or shall substitute to similar stock awards in all or in part; or

(ii)
In the event any surviving corporation or acquiring corporation does not assume or continue any option awards or substitute to similar stock awards, for those outstanding under the plan, then: (a) all unvested option awards will expire (b) vested options will terminate if not exercised at or prior to such change in control; or

(iii)
Upon change in control, the Board may, in its sole discretion, accelerate the vesting, partially or in full, in the sole discretion of the Board and on a case-by-case basis of one or more option awards as the Board may determine to be appropriate prior to such events.

Notwithstanding the above, in case of change in control, in the event all or substantially all of the shares of our common stock of are to be exchanged for securities of another company, then each holder of an option award shall be obliged to sell or exchange, as the case may be, any shares such holder holds or purchased under the plan, in accordance with the instructions issued by the Board, whose determination shall be final.
Termination of Employment/Relationship
In the event of termination of the option holder’s employment with us or any of our affiliates, or if applicable, the termination of services given to us or any of our affiliates by consultants of the Company or any of its affiliates for cause (as defined in the plan), all outstanding option awards granted to such option holder (whether vested or not)

will immediately expire and terminate on the date of such termination and the holder of option awards will not have any right in connection to such outstanding option awards, unless otherwise determined by the Board. The shares of common stock covered by such option awards will revert to the 2014 Plan.
2015 Omnibus Incentive Plan
On September 23, 2015, the Board adopted the 2015 Omnibus Incentive Plan (the “2015 Plan”). Under the 2015 Plan, we may grant options to our employees, directors, senior management and, under certain circumstances, consultants. The purpose of the 2015 Plan is to retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.
The 2015 Plan provides for an aggregate of 1,500 shares of common stock to be available for awards (adjusted for the Reverse Stock Split). The number of shares available for grant pursuant to awards under the 2015 Plan is referred to as the “Available Shares”. If an award is forfeited, canceled, or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. However, shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the 2015 Plan.
The 2015 Plan has a term of ten years, and no further awards may be granted under the 2015 Plan after that date. As of the Record Date, we had issued 1,500 in options and shares of common stock pursuant to the 2015 Plan and had 0 unissued securities remaining under the 2015 Plan.
Awards Available for Grant
The Compensation and Human Resources Committee may grant awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Compensation and Human Resources Committee may not grant to any one person in any one calendar year awards (i) for more than 500 common shares in the aggregate or (ii) payable in cash in an amount exceeding $3,600 in the aggregate.
Transferability
Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Compensation and Human Resources Committee, however, may permit awards (other than Incentive Stock Options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.
Change in Control
Except to the extent otherwise provided in an award, in the event of a change in control, all outstanding options and equity awards (other than performance compensation awards) issued under the Plan will become fully vested and performance compensation awards will vest, as determined by the Compensation and Human Resources Committee, based on the level of attainment of the specified performance goals. In general, the Compensation and Human Resources Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a change in control. The Compensation and Human Resources Committee can also provide otherwise in an award under the 2015 Plan.
2016 Omnibus Incentive Plan
On October 25, 2016, our Board adopted the 2016 Omnibus Incentive Plan (the “2016 Plan”) to, among other things, attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success of our business. On January 26, 2017, our stockholders approved the 2016 Plan, pursuant to which 8,334 shares of our common stock were reserved for issuance under stock and stock option awards (adjusted for the Reverse Stock Split). On May 30, 2018, our stockholders approved an amendment to the 2016 Plan to increase the total number of shares reserved for issuance under the 2016 Plan to 20,834 shares of our common stock. As of the Record Date, we had issued 20,834 shares and options to purchase shares of common stock pursuant to the 2016 Plan, leaving 0 shares remaining under the 2016 Plan. The Compensation and Human Resources Committee administers the 2016 Plan.
The Compensation and Human Resources Committee administers the 2016 Plan. The Compensation and Human Resources Committee will have the authority, without limitation to (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of common shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, common shares, other securities, other awards or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, common shares, other securities, other awards or other property and other amounts payable with respect to an award; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the 2016 Plan and any instrument or agreement relating to, or award granted under, the 2016 Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation and Human Resources Committee shall deem appropriate for the proper administration of the 2016 Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; and (x) make any other determination and take any other action that the Compensation and Human Resources Committee deems necessary or desirable for the administration of the 2016 Plan. The Compensation and Human Resources Committee will have full discretion to administer and interpret the 2016 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility
Employees, directors, officers, advisors and consultants of the Company or its affiliates are eligible to participate in the 2016 Plan. The Compensation and Human Resources Committee has the sole and complete authority to determine who will be granted an award under the 2016 Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the 2016 Plan.
Number of Shares Authorized
The 2016 Plan provides for an aggregate of 20,834 shares of common stock to be available for awards. The 2016 Plan has a term of ten years, and no further awards may be granted under the 2016 Plan after that date.
Awards Available for Grant
The Compensation and Human Resources Committee may grant awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) (each defined under the 2016 Plan) or any combination of the foregoing subject to the number of available shares. Notwithstanding anything to the contrary in the 2016 Plan, the Compensation and Human Resources Committee may not grant to any one participant under the plan in any one calendar year awards (i) for more than 1,334 common shares in the aggregate or (ii) payable in cash in an amount exceeding $750,000 in the aggregate.
Options
Under the terms of the 2016 Plan, unless the Compensation and Human Resources Committee determines otherwise in the case of an option substituted for another option in connection with a corporate transaction, the exercise price of the options will not be less than the fair market value (as determined under the 2016 Plan) of the shares of common stock on the date of grant. Options granted under the 2016 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation and Human Resources Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2016 Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder.)

Stock Appreciation Rights
The Compensation and Human Resources Committee is authorized to award Stock Appreciation Rights (“SARs”) under the 2016 Plan. SARs will be subject to such terms and conditions as established by the Compensation and Human Resources Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the 2016 Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option which corresponds to such SARs. SARs shall be subject to terms established by the Compensation and Human Resources Committee and reflected in the award agreement.
Restricted Stock
The Compensation and Human Resources Committee is authorized to award restricted stock under the 2016 Plan. Unless otherwise provided by the Compensation and Human Resources Committee and specified in an award agreement, restrictions on restricted stock will lapse after three years of service with the Company. The Compensation and Human Resources Committee will determine the terms of such restricted stock awards. Shares of restricted stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Compensation and Human Resources Committee for a specified period. Unless the Compensation and Human Resources Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.
Restricted Stock Unit Awards
The Compensation and Human Resources Committee is authorized to award restricted stock unit awards under the 2016 Plan. Unless otherwise provided by the Compensation and Human Resources Committee and specified in an award agreement, restricted stock units vest after three years of service with the Company. The Compensation and Human Resources Committee determines the terms of such restricted stock units. Unless the Compensation and Human Resources Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation and Human Resources Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation and Human Resources Committee.
Stock Bonus Awards
The Compensation and Human Resources Committee is authorized to grant awards of unrestricted shares of common stock or other awards denominated in shares of common stock, either alone or in tandem with other awards, under such terms and conditions as the Compensation and Human Resources Committee may determine.
Performance Compensation Awards
The Compensation and Human Resources Committee is authorized to grant any award under the 2016 Plan in the form of a performance compensation awards. The Compensation and Human Resources Committee will select the performance criteria based on one or more of the following factors: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

Transferability
Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Compensation and Human Resources Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.
Amendment
The 2016 Plan has a term of ten years from the effective date of the 2016 Plan. The Board may amend, suspend or terminate the 2016 Plan at any time; however, stockholder approval to amend the 2016 Plan may be necessary if applicable law or listing rule so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.
Change in Control
Except to the extent otherwise provided in an award, in the event of a change in control, all outstanding options and equity awards (other than performance compensation awards) issued under the 2016 Plan will become fully vested or the period of restriction will expire and performance compensation awards vest, as determined by the Compensation and Human Resources Committee, based on the level of attainment of the specified performance goals or assuming that that the applicable “target” levels of performance have been obtained or on such other basis as determined by the Compensation and Human Resources Committee.
2019 Performance Unit Grants
In January 2019, the Board approved the 2019 Performance Unit Grants (the “2019 Performance Grants”). As of the Record Date, the Board has granted 5,167 units to adequately motivate the participants and drive performance. Units vest upon the following:
•	50% upon the employee being in good standing on December 31, 2020; and
•	50% upon the average share price of our common stock during the 90-day period leading up to December 31, 2020, based upon the following vesting rate table:

Average 90-day Price	Vesting Rate
<$480 per share	0
>$480 per share	Pro-rated
>=$720 per share	Full Vesting

A fair valuation of the 2019 Performance Grants has not been completed; however, it is not expected to be material.
2020 Omnibus Incentive Plan
On June 30, 2020, the Board approved the 2020 Omnibus Incentive Plan (the “2020 Plan”) pursuant to which we may grant equity incentive awards to key employees, key contractors, and non-employee directors of the Company. The 2020 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of our common stock, or a combination of cash and common stock. A total of 12,500 shares of common stock were reserved for grant under the 2020 Plan, plus any awards reserved under the Company’s prior equity incentive plans, subject to adjustment in certain circumstances to prevent dilution or enlargement. On September 29, 2020, our stockholders approved the 2020 Plan. As of the Record Date, we had issued 12,500 shares and options to purchase shares of common stock pursuant to the 2020 Plan, therefore leaving 0 shares remaining under the 2020 Plan. The Compensation and Human Resources Committee administers the 2020 Plan. The 2020 Plan will terminate on June 30, 2030.

2021 Omnibus Incentive Plan
On August 17, 2021, the Board approved the 2021 Omnibus Incentive Plan (the “2021 Plan”) pursuant to which we may grant equity incentive awards to key employees, key contractors, and non-employee directors of the Company. The 2021 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of our common stock, or a combination of cash and common stock. A total of 20,000 shares of common stock were initially reserved for grant under the 2021 Plan, plus any awards reserved under the Company’s prior equity incentive plans, subject to adjustment in certain circumstances to prevent dilution or enlargement. On October 14, 2021, our stockholders approved the 2021 Plan. On December 27, 2021, we held a special meeting of the stockholders, at which meeting the stockholders approved an amendment to the 2021 Plan to increase the number of shares of common stock available for issuance pursuant to awards under the 2021 Plan by an additional 30,000 shares, to a total of 50,000 shares of our common stock. On December 27, 2023, we held our 2023 annual meeting of stockholders, at which meeting the stockholders approved an amendment to the 2021 Plan to increase the 2021 Plan by 156,000 shares to 206,000 shares. As of the Record Date, we had issued 179,604 shares and options to purchase shares of common stock pursuant to the 2021 Plan, therefore leaving 26,396 shares remaining under the 2021 Plan. The Compensation and Human Resources Committee administers the 2021 Plan. The 2021 Plan will terminate on August 17, 2031.
Purpose. The purpose of the 2021 Plan is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and non-employee directors of the Company and our subsidiaries. The 2021 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of our common stock, or a combination of cash and common stock. The 2021 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of our key employees, key contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.
Effective Date and Expiration. The 2021 Plan was approved by our Board on August 17, 2021, and approved by our stockholders on October 14, 2021. The 2021 Plan will terminate on August 17, 2031, unless earlier terminated by our Board. No award may be granted under the 2021 Plan after its termination date, but awards made prior to the termination date may extend beyond that date in accordance with their terms.
Shares Available. The 2021 Plan, as amended, provides that the aggregate number of shares of our common stock that may be subject to awards under the 2021 Plan cannot exceed 206,000 shares, subject to adjustment in certain circumstances to prevent dilution or enlargement. All of the shares available for issuance as an award under the 2021 Plan may be delivered pursuant to incentive stock options.
Administration. Under the terms of the 2021 Plan, the 2021 Plan will be administered by our Board or such committee of our Board as is designated by it to administer the 2021 Plan (the “Committee”), which, to the extent necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act, shall consist entirely of two or more “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. At any time there is no Committee to administer the 2021 Plan, any reference to the Committee is a reference to our Board. The Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the 2021 Plan; establish and revise rules and regulations relating to the 2021 Plan and any sub-plans (including sub-plans for awards made to participants who do not reside in the United States); establish performance goals applicable to awards and certify the extent of their achievement; and make any other determinations that it believes are necessary for the administration of the 2021 Plan. The Committee may delegate certain of its duties to one or more of our officers as provided in the 2021 Plan.
Shares to be issued under the 2021 Plan may be made available from authorized but unissued shares of our common stock, common stock held in our treasury, or shares purchased by us on the open market or otherwise. During the term of the 2021 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2021 Plan. Shares underlying awards granted under the 2021 Plan that expire or are forfeited or terminated without being exercised, or awards that are settled for cash, will again be available for the grant of additional awards within the limits provided in the 2021 Plan. Shares withheld by or delivered to us to satisfy the exercise price of stock options or tax withholding obligations with respect to any award granted under the 2021 Plan will nonetheless be deemed to have been issued under the 2021 Plan and will not again be available for grant under the 2021 Plan. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2021 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the 2021 Plan if the settlement of the award will not require the issuance of shares, such as, for example, SARs that can only be satisfied by the payment of cash. Only shares forfeited back to us or shares cancelled on account of termination, expiration, or lapse of an award shall again be available for grant as incentive stock options under the 2021 Plan, but shall not increase the maximum number of shares that may be delivered pursuant to incentive stock options. Awards granted under the 2020 Plan and the 2016 Plan will remain in full force and effect under such plan in accordance with the awards’ respective terms.
Eligibility. The 2021 Plan provides for awards to the non-employee directors, officers, employees, and contractors of the Company and our subsidiaries and prospective non-employee directors, officers, employees, and contractors who have accepted offers of employment or service from the Company or our subsidiaries, with such awards being effective upon such individual’s commencement of employment with or service to the Company or our subsidiaries, as applicable. As of the date of this proxy statement, there were three non-employee directors, three Section 16 officers, and approximately 223 other employees eligible to participate in the 2021 Plan. The Company’s current Section 16 executive officers and each member of our Board are among the individuals eligible to receive awards under the 2021 Plan.
Stock Options. Subject to the terms and provisions of the 2021 Plan, options to purchase shares of our common stock may be granted to eligible individuals at any time and from time to time as determined by the Committee. Stock options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as nonqualified stock options, which do not qualify for such favorable tax treatment. Subject to the limits provided in the 2021 Plan, the Committee determines the number of stock options granted to each recipient. Each stock option grant will be evidenced by a stock option agreement that specifies the stock option’s exercise price, whether the stock options are intended to be incentive stock options or nonqualified stock options, the duration of the stock options, the number of shares to which the stock options pertain, and such additional limitations, terms, and conditions as the Committee may determine.
The Committee determines the exercise price for each stock option granted, except that the exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant; provided, however, that if an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our common stock (or of any parent or subsidiary), the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant. As of the Record Date, the fair market value (as that term is defined in the 2021 Plan) of a share of our common stock was $2.45. All stock options granted under the 2021 Plan will expire no later than ten years (or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our common stock (or of any parent or subsidiary), five years) from the date of grant. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of nonqualified stock options, as otherwise expressly permitted by the Committee. The granting of a stock option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of a stock option and the registration of shares of our common stock in the recipient’s name. No dividend or dividend equivalent rights may be paid or granted with respect to any stock options granted under the 2021 Plan.
Stock Appreciation Rights. The 2021 Plan authorizes the Committee to grant SARs, either as a separate award or in connection with a stock option. A SAR entitles the holder to receive from us, upon exercise, an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a SAR shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.
Each SAR will be evidenced by an award agreement that specifies the exercise price, the number of shares to which the SAR pertains, and such additional limitations, terms, and conditions as the Committee may determine. We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of our common stock, cash, or a combination of stock and cash as set forth in the award agreement relating to the SARs. SARs are not transferable except as expressly permitted by the Committee. No dividend or dividend equivalent rights may be paid or granted with respect to any SARs granted under the 2021 Plan.

Restricted Stock. The 2021 Plan provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2021 Plan, the applicable award agreement, and as may be otherwise determined by the Committee. Except for these restrictions and any others imposed by the Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement; provided, however, such dividends or distributions may be withheld by us for a participant’s account until the restrictions lapse with respect to such restricted stock. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber the restricted stock.
Restricted Stock Units. The 2021 Plan authorizes the Committee to grant restricted stock units. Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a stockholder, although the award agreement may provide for rights with respect to dividends or dividend equivalents. The recipient may not sell, transfer, pledge, or otherwise encumber restricted stock units granted under the 2021 Plan prior to their vesting. Restricted stock units will be settled in shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date. If the right to receive dividends on restricted stock units is awarded, then such dividends may be withheld by us for a participant’s account until the restrictions lapse with respect to such restricted stock units.
Dividend Equivalent Rights. The Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right will be specified by the grant and, when granted as a component of another award, may have terms and conditions different from such other award; provided, however, that (i) any dividend equivalent rights with respect to such other award may be withheld by us for a participant’s account until such other award is vested, subject to such terms as determined by the Committee; and (ii) such dividend equivalent rights so withheld and attributable to another award will be distributed to such participant in cash or, at the discretion of the Committee, in common stock having a fair market value equal to the amount of such dividend equivalent rights, if applicable, upon vesting of the other award and, if such other award is forfeited, the right to dividend equivalent rights attributable to such forfeited award also will be forfeited. No dividend equivalent rights may be paid or granted with respect to any stock option or SAR. Dividend equivalent rights granted as a separate award also may be paid currently or may be deemed to be reinvested in additional common stock. Any such reinvestment will be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or common stock.
Performance Awards. The Committee may grant performance awards payable at the end of a specified performance period in cash, shares of common stock, or other rights based upon, payable in, or otherwise related to our common stock. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the applicable performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2021 Plan, and to the extent an award is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or authoritative guidance issued thereunder. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the maximum amount of any potential awards. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
Performance Goals. The 2021 Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the 2021 Plan. Such goals shall be based on the attainment of specified levels of one or more business criteria, which may include, without limitation: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of our common stock;

return on assets, equity or stockholders’ equity; market share; inventory management, inventory turn or shrinkage; employee retention; safety standards; service or product delivery or quality; or total return to stockholders, in each case with respect to the Company or any one or more of our subsidiaries, divisions, business units, or business segments, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
Other Awards. The Committee may grant other forms of awards, based upon, payable in, or that otherwise relate to, in whole or in part, shares of our common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2021 Plan. The terms and conditions of such other form of award shall be specified in the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant.
Vesting of Awards; Forfeiture; Assignment. Except as otherwise provided below, the Committee, in its sole discretion, may determine that an award will be immediately vested, in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2021 Plan.
The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances under which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.
Awards granted under the 2021 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of nonqualified stock options or SARs to: (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (a) such Immediate Family Members and/or (b) entities that are controlled by the participant and/or his or her Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such nonqualified stock options or SARs are granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred nonqualified stock options or SARs shall be prohibited except those by will or the laws of descent and distribution.
Change in Control. In connection with a change in control, outstanding awards may be converted into new awards, exchanged or substituted for with new awards, or canceled for no consideration, provided participants were given notice and an opportunity to purchase or exercise such awards, or cancelled and cashed out based on the positive difference between the per share amount to be received in connection with the transaction and the purchase/exercise price per share of the award, if any. The description of a change in control and its effects on awards granted under the 2021 Plan is qualified in its entirety by reference to the relevant terms and provisions of the 2021 Plan, which is filed as an exhibit to our 2023 Annual Report.
Recoupment for Restatements. To the extent set forth in the award agreement, the Company may recoup all or any portion of any shares of our common stock or cash paid to a participant in connection with an award, in the event of a restatement of our financial statements as set forth in our clawback policy as may be in effect from time to time and in accordance with applicable law.
Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities, or other similar corporate transaction or event affects the fair market value of an award, the Committee shall adjust any or all of the following so that the fair market value of the award immediately after the transaction or event is equal to the fair market value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or other securities or property) that thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the exercise price of each outstanding stock option; (iv) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2021 Plan; and (v) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2021 Plan, to the extent that the same proportion of our issued and outstanding shares of common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2021 Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.
Repricing of Stock Options or SARs. The Committee may “reprice” any stock option or SAR; provided, however, that the repricing of any Stock Option or SAR shall not be permitted without stockholder approval to the extent stockholder approval is required either by (i) any securities exchange or inter-dealer quotation system on which the common stock is listed or traded or (ii) applicable law. For purposes of the 2021 Plan, “reprice” means any of the following or any other action that has the same effect: (a) amending a stock option or SAR to reduce its exercise price; (b) canceling a stock option or SAR at a time when its exercise price exceeds the fair market value of a share of our common stock in exchange for cash or a stock option, SAR, award of restricted stock, or other equity award; or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing will prevent the Committee from (x) making adjustments to awards upon changes in capitalization, (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2021 Plan.

Pay Versus Performance
The following table sets forth compensation information for our principal executive officer (“PEO”), and our other named executive officers (“NEOs”), for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for Fiscal 2023, Fiscal 2022 and Fiscal 2021.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss)
2023	$1,007,172	$1,007,172	$484,135	$472,528	$4.38	$(26,041,069)
2022	$1,190,206	$892,729	$427,061	$426,554	$22.89	$(16,994,332)
2021	$1,607,313	$2,029,228	$150,779	$149,925	$7.01	$8,158,091

(1)	The dollar amounts reported are the amounts of total compensation reported for our PEO, Brendan Flood, in the Summary Compensation Table for Fiscal 2023, Fiscal 2022 and Fiscal 2021.
(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Flood during the applicable year, but also include the value of equity awards which are the amounts recognized for financial statement reporting purposes in accordance with ASC Topic 718. Stock awards vest in full on the third anniversary of the grant date, and the value of stock award is based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of restricted shares by the Company’s stock price on the date of issuance. See table below for further information.

(3)
The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO, namely Alicia Barker for Fiscal 2023, Fiscal 2022 and Fiscal 2021, and Joe Yelenic for Fiscal 2023 and Fiscal 2022. Ms. Barker served as the Company’s Chief Operating Officer during Fiscal 2023, Fiscal 2022 and Fiscal 2021. Mr. Yelenic has served as the Company’s Senior Vice President of Corporate Finance during Fiscal 2023 and Fiscal 2022.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid,” as computed in accordance with SEC rules, for our NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO in the Summary Compensation Table for Fiscal 2023, Fiscal 2022 and Fiscal 2021, but also include the value of equity awards which are the amounts recognized for financial statement reporting purposes in accordance with ASC Topic 718. Stock awards vest in full on the third anniversary of the grant date, and the value of stock award is based upon the fair value of the award at issuance over the vesting term on a straight-line basis. The fair value of the award is calculated by multiplying the number of restricted shares by the Company’s stock price on the date of issuance. See table below for further information.

(5)
Assumes an investment of $100 for the period starting on December 31, 2021, through the end of the listed fiscal year. The closing prices of our common stock as reported on Nasdaq, as applicable, on the following trading days were: (i) $91.50 on December 31, 2021, (ii) $28.20 on December 30, 2022, and (iii) $4.01 on December 29, 2023.

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to PEO
2023	$1,007,172	$49,862	$49,862	$—	$49,862	$—	$1,007,172
2022	$1,190,206	$357,861	$30,192	$—	$30,192	$—	$892,729
2021	$1,607,313	$421,915	$138,265	$—	$705,565	$—	$2,029,228

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards for Non- PEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-PEO NEOs
2023	$484,135	$49,862	$12,030	$—	$12,198	$—	$472,528
2022	$427,061	$34,206	$16,596	$—	$17,103	$—	$426,554
2021	$150,779	$17,736	$8,015	$—	$8,868	$—	$149,925

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.
Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our NEOs, other than our PEO, and our net income (loss) during the three most recently completed fiscal years.

Compensation Actually Paid and Cumulative TSR
The following chart sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our NEOs, other than our PEO, and our cumulative Total Shareholder Return over the three most recently completed fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock in accordance with the rules of the SEC, as of the Record Date for:
•	each of our directors;
•	each of our named executive officers for the year ended December 30, 2023;
•	all of our directors and officers as a group; and
•	all persons, to our knowledge, that are the beneficial owners of more than five percent (5%) of the outstanding shares of common stock.
Except as indicated in footnotes to this table, we believe each person named in this table has sole voting and investment power with respect to the shares of common stock and Series H Preferred Stock opposite such person’s name. Percentage ownership is based on 1,530,738 shares of common stock and 9,000,000 shares of Series H Preferred Stock outstanding as of the Record Date.

Name of Beneficial Owner	Address	Common Stock Beneficially Owned(1)	Shares of Series H Preferred Stock	Percent of Common Stock	Percent of Series H Preferred Stock	Percentage of Voting Power(2)
Brendan Flood(3)	757 Third Avenue, 27th Floor, New York, NY 10017	28,778	—	5.13%	—	9.67%
Joe Yelenic(4)	757 Third Avenue, 27th Floor, New York, NY 10017	121	31,050	*	*	*
Melanie Grossman	757 Third Avenue, 27th Floor, New York, NY 10017	—	—	—	—	—
Dimitri Villard(5)	8721 Santa Monica Blvd, Suite 100 Los Angeles, CA 90069	4,147	—	*	—	*
Nicholas Florio(6)	Citrin Cooperman & Company LLP 529 Fifth Avenue New York, NY 10017	3,163	—	*	—	*
Alicia Barker(7)	757 Third Avenue, 27th Floor, New York, NY 10017	4,280	—	*	—	*
Vincent Cebula(8)	757 Third Avenue, 27th Floor, New York, NY 10017	4,080	—	*	—	*
Directors and officers as a group (7 persons)		44,579	31,050	7.93%	*	12.32%
Greater than 5% Holders:
RScube Investment, LLC(9)	Rscube Investment, LLC 24 Hayhurst Drive Newtown, PA 18940	64,235	—	11.46%	—	10.79%
Chapel Hill Partners, L.P.(10)	Chapel Hill Partners, LP Jean-Pierre Sakey, GP 33 Bella Casa Way Clayton, NC 27527	35,002	9,000,000	6.25*	100%	5.88*
KLS Investments LLC(11)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	2,551	655,755	*	7.29%	*
Ausdauer HW Staffing, LLC(12)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	6,730	1,730,483	1.20%	19.23%	1.13%

Name of Beneficial Owner	Address	Common Stock Beneficially Owned(1)	Shares of Series H Preferred Stock	Percent of Common Stock	Percent of Series H Preferred Stock	Percentage of Voting Power(2)
Jean Neustadt, Jr. Irrevocable Trust II(13)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	2,521	648,194	*	7.20%	*
Tristar Partners of Texas LP(14)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	3,558	914,641	*	10.16%	*

*	Less than 1%.
(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the Record Date, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	All shares of Series H Preferred Stock shall vote on an as-converted basis, subject to certain beneficial ownership limitations.
(3)	Includes 23,745 shares of common stock owned and options to purchase up to 5,320 shares of common stock.
(4)	Mr. Yelenic owns 31,050 shares of Series H Preferred Stock, convertible into an aggregate of approximately 121 shares of common stock.
(5)
Includes 4,096 shares of common stock held personally by Mr. Villard, 51 shares of common stock held through Byzantine Productions, Inc., for which Mr. Villard is deemed the beneficial owner with sole voting and dispositive power over the securities held by the entity, and options held by Mr. Villard to purchase up to 2 shares of common stock.

(6)
Includes 68 shares of common stock held personally by Mr. Florio, and 3,095 shares of common stock and options to purchase up to 2 shares of common stock held in the name of Citrin Cooperman, for which Mr. Florio is deemed the beneficial owner with sole voting and dispositive power over the securities held by the firm.

(7)	Ms. Barker owns 4,280 shares of common stock.
(8)	Mr. Cebula owns 4,080 shares of common stock.
(9)
Consists of 64,235 shares of common stock directly owned by RScube Investment, LLC (“Rscube”), as reported on the Schedule 13D/A filed jointly by RScube, Satvinder Singh and Anil Sharma with the SEC on September 22, 2023. Mr. Singh beneficially owns 50% of the outstanding shares of Rscube. Mr. Sharma beneficially owns the remaining 50% of the outstanding shares of Rscube. Accordingly, each of Rscube, Mr. Singh and Mr. Sharma may be deemed to beneficially own the shares owned directly by Rscube.

(10)
Consists of 9,000,000 shares of Series H Preferred Stock, convertible into an aggregate of approximately 37,723 shares of common stock. Pursuant to a voting rights agreement (the “Voting Rights Agreement”), dated as of May 18, 2022, by and among the Company, Headway Workforce Solutions, Inc., a Delaware corporation (“Headway”), Chapel Hill Partners, L.P., as the representative of all the stockholders of Headway (“Chapel Hill”) and the certain stockholders of the Series H Preferred Stock party to the Voting Rights Agreement, from the date of the Voting Rights Agreement until the third anniversary of such date, Chapel Hill (in its capacity as a stockholder) shall, among others, appear at every meeting of the stockholders, including any adjournments or postponements thereof, or otherwise cause all of the Company’s voting stock owned by Chapel Hill or issue a proxy to a third party to vote such voting stock, in favor of each matter proposed and recommended for approval by the Board. Pursuant to the Voting Rights Agreement, Chapel Hill may be deemed to hold voting power of the 9,000,000 shares of Series H Preferred Stock.

(11)
Consists of 655,755 shares of Series H Preferred Stock beneficially owned by KLS Investments LLC (“KLS”), which are convertible into an aggregate of approximately 2,551 shares of common stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(12)
Consists of 1,730,483 shares of Series H Preferred Stock beneficially owned by Ausdauer HW Staffing, LLC (“Ausdauer”), which are convertible into an aggregate of approximately 6,730 shares of common stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(13)
Consists of 648,194 shares of Series H Preferred Stock beneficially owned by Jean Neustadt, Jr. Irrevocable Trust II (the “Jean Neustadt, Jr. Trust”), which are convertible into an aggregate of approximately 2,521 shares of common stock. The shares of Series H Preferred Stock held by the Jean Neustadt, Jr. Trust is accurate to the best of the Company’s knowledge.

(14)
Consists of 914,641 shares of Series H Preferred Stock beneficially owned by Tristar Partners of Texas LP (“Tristar”), which are convertible into an aggregate of approximately 3,558 shares of common stock. The shares of Series H Preferred Stock held by Tristar is accurate to the best of the Company’s knowledge.

PROPOSAL 1 — DIRECTOR ELECTION PROPOSAL
Overview
Our Board is currently composed of five individuals divided into two classes, as nearly equal as possible, and one Non-Classified director, as follows:
•	Class I: Dimitri Villard and Vincent Cebula;
•	Class II: Alicia Barker and Nicholas Florio; and
•	Non-Classified: Brendan Flood.
The term of office for the directors currently serving as Class II directors expires at this Annual Meeting. The term of office for directors elected as Class II directors at this Annual Meeting will expire at the 2026 annual meeting of stockholders. The term of office for directors currently serving as Class I directors will expire at the 2025 annual meeting of stockholders. Non-Classified directors are elected annually. Accordingly, each of the individuals currently serving as Class II directors and as a Non-Classified director is up for election at the Annual Meeting.
In general, a director serves in office until his or her successor is duly elected and qualified unless the director resigns, dies or is unable to serve in the capacity of director due to disability or other cause. If a director resigns or is otherwise unable to serve before the end of his or her term, the Board may appoint a director to fill the remainder of that term, reduce the size of the Board, or leave the position vacant.
Nominee Information and Qualifications
After careful review and consideration, the Board has determined it is in our best interest to re-nominate each of Ms. Barker and Mr. Florio as Class II directors and Mr. Flood as a Non-Classified director. Our Board has determined that all of our current directors, including the three nominees for election, possess personal and professional integrity, good judgment, a high level of ability and business acumen. In addition, our Board has determined that Mr. Florio qualifies as an independent director under applicable Nasdaq and SEC rules. No director nominee is being nominated pursuant to any arrangement or understanding between such nominee and any other person or persons.
The biographies and qualifications of each of our director nominees are set forth under “Governance of the Company — Executive Officers and Directors” herein. For additional information concerning the process of director nominations and the criteria for selection of director nominees, see “Governance of the Company — Director Qualifications and Board Diversity Matrix.”
Each of the director nominees has consented to be named in this proxy statement and agreed to serve as directors if elected by the stockholders. In the event that any nominee to the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who may be designated by the Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board or maintain such vacancy.
Vote Required and Recommendation
The election of our director nominees requires the approval of a majority of the votes validly cast with respect to such director nominee. Accordingly, for a nominee to be validly appointed to our Board, the number of shares voted “FOR” that director nominee must exceed the number of votes cast “AGAINST” such director nominee.
For the Director Election Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN” separately for each nominee. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET
FORTH IN THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL 2 — AUDITOR RATIFICATION PROPOSAL
Overview
The Audit Committee of the Board has selected RBSM LLP (“RBSM”) as our independent registered public accounting firm for the fiscal year ending December 28, 2024, and the Board has directed that management submit the selection of independent registered public accountant for ratification by the stockholders at the Annual Meeting.
Baker Tilly US, LLP (“Baker Tilly”) served as our independent registered public accounting firm for the fiscal year ended December 30, 2023. On January 8, 2024, Baker Tilly resigned as our independent registered public accounting firm. The report of Baker Tilly on the Company’s consolidated financial statements for the fiscal year ended December 30, 2023, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Baker Tilly’s report dated May 19, 2023, contained an explanatory paragraph stating there was substantial doubt about the Company’s ability to continue as a going concern. There were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Baker Tilly. Prior to the engagement of Baker Tilly on August 26, 2024, BDO USA LLP (“BDO”) served as our independent registered public accounting firm for the fiscal year ended December 30, 2023. BDO was dismissed as our independent registered public accounting firm on August 26, 2024.
On January 12, 2024, the Company engaged RBSM as its independent registered public accounting firm for the fiscal year ending December 28, 2024. The Audit Committee concluded that independence of RBSM was not impaired for the fiscal year ended December 30, 2023.
Stockholder ratification of the appointment of RBSM is not required by our Bylaws or other applicable legal requirements. However, the Board is submitting the selection of RBSM to the Company’s stockholders for ratification as a matter of good corporate practice. In the event that the selection of an independent registered public accounting firm is not ratified by the requisite vote of our stockholders, the appointment of the independent registered public accounting firm is expected to be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Principal Accounting Fees and Services
The aggregate fees billed for the years ended December 30, 2023, and December 31, 2022, for professional services rendered by the principal accountant are as follows (in thousands):

	Fiscal 2023	Fiscal 2022	Fiscal 2022
	BAKER TILLY US, LLP	BAKER TILLY US, LLP	BDO USA, LLP
Audit Fees	$553	$467	$553
Audit Related Fees	—	41	—
Tax Fees	—	—	—
Other Fees	—	—	—
Total	$553	$508	$553

Audit Fees were for professional services necessary to perform an annual audit of the financial statements, review of quarterly reports and other services required to be performed by our independent auditors.
Audit-Related Fees, if incurred, were for services that are reasonably related to the performance of the audit or review of our financial statements including the support of business acquisition and divestiture activities and services related to financing transactions.
Tax Fees represents fees for tax compliance, tax planning, and tax advice. Corporate tax services encompass a variety of permissible services, including technical tax advice related to United States and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value added tax and equivalent tax related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements, and assistance with tax audits.
Other Fees represents fees for financial statement audits of acquired and targeted companies as well as review of registration statements.

Pre-Approval Policies and Procedure for Audit Services
Our Audit Committee has developed policies and procedures regarding the approval of all services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws, and the corresponding fees for such services. Consistent with these policies and procedures, all audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in fiscal years ended December 30, 2023, and December 31, 2022, were pre-approved by Audit Committee.
Vote Required and Recommendation
The approval of the Auditor Ratification Proposal will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the Auditor Ratification Proposal at the Annual Meeting.
For the Auditor Ratification Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes are not expected to occur with respect to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. Abstentions will have the effect of a vote against the Auditor Ratification Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

PROPOSAL 3 — ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE ONE OR MORE PROPOSALS PRESENTED AT THE ANNUAL MEETING
Background and Rationale
The Board believes that if the number of shares of common stock outstanding and entitled to vote at the Annual Meeting and voting in favor of any one or more of the proposals presented at the Annual Meeting is insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such proposals.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of any one or more of the proposals presented at the Annual Meeting.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that we will not obtain approval for one or more of the proposals presented at the Annual Meeting, we could adjourn or postpone the Annual Meeting without a vote on such proposals and use the additional time to solicit the holders of those shares to change their vote in favor of such proposals.
Vote Required and Recommendation
The approval of the Adjournment Proposal will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the Adjournment Proposal at the Annual Meeting.
For the Adjournment Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes are not expected to occur with respect to the Adjournment Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. Abstentions will have the effect of a vote against the Adjournment Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2025 annual meeting of stockholders must be received no later than July 21, 2025. However, pursuant to such rule, if the 2025 annual meeting of stockholders is held on a date that is before November 27, 2025, or after January 26, 2026, then a stockholder proposal submitted for inclusion in our proxy statement for the 2025 annual meeting of stockholders must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2025 annual meeting of stockholders. Stockholder proposals should be addressed to the Company’s Secretary at 757 Third Avenue, 27th Floor, New York NY 10017.
Proposals submitted outside Rule 14a-8 of the Exchange Act must comply with our Bylaws. To be timely in connection with our next annual meeting, the 2025 annual meeting of stockholders, a stockholder proposal concerning director nominations or other business must be received by us at our principal executive offices between August 29, 2025, and September 28, 2025; provided, however, if and only if the 2025 annual meeting of stockholders is scheduled to be held before November 27, 2025, or after March 7, 2026, such stockholder’s notice must be delivered not earlier than 120 days prior to the date of the 2025 annual meeting of stockholders and not later than the later of (A) 10 days following the date that we make the first public announcement of the date of the 2025 annual meeting of stockholders, or (B) the date which is 90 days prior to the date of the 2025 annual meeting of stockholders. Recommendations from stockholders which are received after the applicable deadline likely will not be considered timely for consideration by our Nominating and Corporate Governance Committee for next year’s annual meeting.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Bylaws.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of our proxy materials (or if stockholders sharing an address and currently receiving separate sets of our proxy materials would prefer to receive a single set), please notify your broker or direct a written request to the attention of the Corporate Secretary at 757 Third Avenue, 27th Floor, New York, NY 10017, or contact us at 646-507-5716. We undertake to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact us at the above address or phone number.
OTHER MATTERS
The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.
Our financial statements for the year ended December 30, 2023, are included in our 2023 Annual Report. This proxy statement and our 2023 Annual Report are posted on the Investor Relations section of our website at https://www.staffing360solutions.com/cm/investors/financial-reports and are available from the SEC at its website at www.sec.gov. The information on our website is not incorporated by reference in, and does not form a part of, this proxy statement. You may also obtain a copy of our 2023 Annual Report without charge by sending a written request to Staffing 360 Solutions, Inc., 757 Third Avenue, 27th Floor, New York NY 10017.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 26, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STAF2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 26, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59153-P20666 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STAFFING 360 SOLUTIONS, INC. (THE "COMPANY")

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Class II Directors	For	Against	Abstain
1a. Alicia Barker	☐	☐	☐
1b. Nicholas Florio	☐	☐	☐
Non-Classified Director			
1c. Brendan Flood	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof will be voted on by the proxy holders in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V59154-P20666

STAFFING 360 SOLUTIONS, INC.
Annual Meeting of Stockholders
December 27, 2024 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Brendan Flood, or in his absence, Alicia Barker, with the power of substitution and resubstituting to vote any and all shares of capital stock of Staffing 360 Solutions, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held via the Internet www.virtualshareholdermeeting.com/STAF2024 on December 27, 2024 at 10:00 AM New York time, and at any adjournments or postponements thereof, upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxy holders to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO VOTE IS SPECIFIED, SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side